Calculation of Filing Fee Tables
S-3
Humacyte, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 350,000,000.00	0.0001531	$ 53,585.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 350,000,000.00		$ 53,585.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,601.34
			Net Fee Due:						$ 50,983.66
Offering Note
[1]	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, which together shall have an aggregate initial offering price not to exceed $350,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments. Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $350,000,000. If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $350,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Humacyte, Inc.	S-3	333-267225	09/01/2022		$ 2,601.34	Unallocated (Universal) Shelf			$ 28,061,879.88
Fee Offset Sources		Humacyte, Inc.	S-3	333-267225		09/01/2022						$ 27,810.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously paid a registration fee of $27,810 with respect to the registration statement on Form S-3 (File No. 333-267225), which was filed by the registrant on September 1, 2022 (the "Prior Registration Statement") pertaining to the registration of an indeterminant number of securities in an aggregate principal amount of up to $300,000,000 ($28,061,879.88 of which remained unsold). Pursuant to Rule 457(p) under the Securities Act, the $2,601.34 of such registration fee that remains unutilized may be offset against the total filing fee due for this Registration Statement. Accordingly, as the total filing fee required for this Registration Statement is $50,983.66, taking into consideration the available offset of $2,601.34 from the Prior Registration Statement, a registration fee of $50,983.66 is payable in connection with this Registration Statement. The registrant has terminated or completed any offering that included the unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A